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                                                             EXHIBIT 10.11

                      EMPLOYMENT AGREEMENT


     AGREEMENT entered into as of the 1st day of September, 1996, between COSTILLA ENERGY, INC. (the "Company") and HENRY G. MUSSELMAN ("Musselman"), but effective only as provided in Section 1. below.

     In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. This Agreement shall be effective, if at all, upon the closing of the transaction contemplated by that certain registration statement of the Company filed with the Securities and Exchange Commission on Form S-1 (File No. 333-08913) offering shares of Company's Common Stock to the public (the "Closing Date"), and shall continue in effect for a three-year period from the Closing Date (the "Initial Term"), provided however, this Agreement will automatically renew for a period of one year, and successive one-year periods thereafter, unless Musselman is notified of its termination in writing by placing such notice in United States certified mail, return receipt requested, postage prepaid at the address shown below, at least 90 days prior to the stated termination date (the "Stated Termination Date) or 90 days prior to any successive Stated Termination Dated thereafter. If the Closing Date shall not have occurred on or prior to December 31, 1996, this Agreement shall be of no force and effect. This Agreement may also be terminated by the Company because of Musselman's willful misconduct, negligence, inability to perform the services required, dishonesty, breach of a fiduciary duty, willful violation of any law, rule, regulation (other than a law, rule or regulation relating to a traffic violation or similar offense), or a material breach of any provision of this Agreement, which remains uncured after 30 days' written notice to Musselman.

     1. The Company may terminate Musselman's employment hereunder without cause, effective on the date written notice of such termination is placed in United States certified mail, return receipt requested, postage prepaid, addressed to Musselman at the address shown below. Termination without cause will be deemed to have occurred if the Company significantly reduces Musselman's duties and responsibilities in a manner inconsistent with his experience, training and background; provided, however, that upon any such termination, Musselman shall be paid the greater of the Base Salary then in effect for the remaining term of the Agreement or one year's salary at the then Base Salary rate. Any vested benefits of Musselman under any plan or agreement shall not be affected.

     2. Musselman may terminate his employment hereunder upon at least one month's written notice to the Company placed in United States certified mail, return receipt requested, postage prepaid to the address shown below. If Musselman terminates his employment during the first two years of this Agreement, the Company's obligations under this Agreement shall cease immediately except as provided below upon receipt of such notice of termination by the Company




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and Musselman will be paid his Base Salary on a pro rata basis through the last day worked. If Musselman terminates his employment subsequent to the second anniversary of this Agreement, he will be paid his Base Salary for a one year period following his termination date.

     3. Musselman's title during his term of employment shall be Executive Vice President. During the term of this Agreement, and subject to the other provisions of this Agreement, Musselman shall diligently provide services to the Company.

     4. Musselman agrees that this contract is one for full time employment, that he will spend no less than 40 hours per week (subject to legal holidays and vacations as set forth below) at this employment.

     5. As compensation for the services to be rendered by Musselman, the Company shall pay Musselman a Base Salary at the annual rate of $215,000 beginning on the Closing Date. Musselman shall be considered for periodic salary increases at the discretion of the Board of Directors.
Notwithstanding the quotation of the Base Salary at an annual rate, Musselman will only be paid on a pro rata basis only for the actual days worked if his employment is terminated.

     6. Musselman shall be entitled to 21 days paid vacation in each calendar year, earned pro rata each month. Musselman shall be entitled to all paid holidays given by the Company to its senior executive officers.

     7. The Company shall reimburse Musselman for any direct, reasonable and necessary expenses incurred directly at the request of the Company in the performance of this Agreement, such expenses to generally include, but not be limited to, travel, lodging and meals incurred while away from Midland and any other directly attributable expenses to carrying out Musselman's obligations under this Agreement.

     8. If, as a result of Musselman's inability to perform the essential functions of the duties set out herein, with or without accommodation, due to physical or mental illness or injury, and if Musselman shall have been absent from his duties hereunder for more than 180 days within any 365-day period, the Company shall be entitled to deliver written notice of termination to Musselman and if within 30 days after any such written notice of termination is given, Musselman shall not have returned to the performance of his duties in accordance with the terms of this Agreement, the Company may terminate his employment hereunder upon written notice placed in United States certified mail, return receipt requested, postage prepaid to the address shown below. Upon the death of Musselman during the term of this Agreement, the Company shall continue to pay to Musselman's estate the Base Salary for a period of one year Musselman's death, following which the obligations of the Company under this Agreement shall terminate in their entirety. Termination of Musselman's employment under this paragraph shall not affect Musselman's entitlement to any vested benefits provided herein.


                                       -2-

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     9.  NONCOMPETITION; NONDISCLOSURE.

          (a) Musselman agrees to not engage in any Competitive Activity for one (1) year following the date of his termination of employment with Company, if Musselman's employment terminates during the Initial Term; provided, however, that this Section 10(a) shall not apply if the Company terminates Musselman's employment without cause. For the purposes of this
Section 10(a), "Competitive Activity" shall mean activity, without the written consent of the Board of Directors of the Company (which consent shall not be unreasonably withheld), consisting of Musselman's participation in the management of, or Musselman's acquisition of any interest as a director, officer, shareholder, partner, owner or agent of, in or for any corporation, partnership or business in competition with the Company's Business; provided, however, that nothing in this Section 10 it shall be construed as prohibiting Musselman from acquiring up to, but not more than five percent (5%) of the equity or other interest in any such corporation, partnership or other entity. For purposes of this Section 10, the "Company's Business" shall mean the exploration for, drilling and development of oil and gas reserves in such areas as the Company is conducting such activities on thee date of termination.

          (b) Musselman agrees not to disclose, either while in the Company's employ or at any time thereafter, to any person not employed on a full-time basis by the Company or its affiliates, or not engaged to render services to the Company or its affiliates, except with the prior written consent of any officer authorized to act in the matter by the Board, any confidential information obtained by Musselman while in the employ of the Company, provided, however, that this provision shall not preclude Musselman from the use or disclosure of information know generally to the public or of information not considered confidential by persons engaged in the business conducted by the Company or from disclosure required by law or court order; and further provided that this provision shall cease to apply if the Company terminates Musselman's employment without cause. The agreement made in this
Section 10 shall be in addition to, and not in limitation or derogation of, any obligations otherwise imposed by law or by separate agreement upon Musselman in respect of confidential information of the Company.

     10. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, as may be awarded by the court, costs and necessary disbursements in addition to any other relief to which it may be entitled. This provision shall be binding on the parties without regard to whether attorney's fees would be due under statute or common law.

     11. All notices authorized or required by the parties hereunder shall be given in writing by United States certified mail, return receipt requested, postage prepaid, and addressed to the party to whom the notice is given at the addresses shown on the signature page. Notices shall be deemed given when deposited in the United States mail. Each party shall have the right to change its addresses at any time and from time to time by giving written notice thereof to the other.


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     12.  This Agreement shall be construed under and in accordance with the laws of the State of Texas.

     13. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns where permitted by this Agreement. However, the services to be provided by Musselman are personal and not performable in satisfaction of this Agreement by any other person.

     14. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     15. This Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreement between the parties respecting the within subject matter. The parties agree this contract can be modified only in writing and that Musselman will not rely on any oral representations of any sort or character regarding his employment status, salary, bonuses or benefits.

     16. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when placed in United States certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to Musselman:

               Henry G. Musselman
               3 Deerfield Drive
               Midland, Texas 79705

          If to the Company:

               Costilla Energy, Inc.
               P. O. Box 10369
               Midland, Texas  79702

               Attention:  Chairman of the Board

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.


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                                     /s/ Henry G. Musselman
                                   ---------------------------------------
                                   HENRY G. MUSSELMAN


                                   COSTILLA ENERGY, INC.


                                   By:    /s/ Cadell S. Liedtke
                                   ---------------------------------------
                                           Cadell S. Liedtke
                                           Chairman of the Board

THE STATE OF TEXAS   )
COUNTY OF MIDLAND    )

     This instrument was acknowledged before me on this the ______ day of _____________, 1996, by HENRY G. MUSSELMAN.

                                   ---------------------------------------
                                   Notary Public - State of --------------
                                   Print Name: ---------------------------
                                   My Comm. Expires: ---------------------



THE STATE OF TEXAS   )
COUNTY OF MIDLAND    )

     This instrument was acknowledged before me on this ____ day of ____________ , 1996, by CADELL S. LIEDTKE, as Chairman of the Board of COSTILLA ENERGY, INC., a Delaware corporation, on behalf of said corporation.



                                   ---------------------------------------
                                   Notary Public - State of Texas
                                   Print Name: ---------------------------
                                   My Commission Expires: ----------------

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